Testing the Waters Materials Related to Series #MJTICKET

From the Rally App:

#MJTICKET

'84 MICHAEL JORDAN DEBUT TICKET (STUB)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $160,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

ASSET SPECIFICATIONS

Sport	Basketball
Professional League	NBA
Player/Number	Michael Jordan
Team	Chicago Bulls
Date	1984
Memorabilia Type	Stub
Date	October 26, 1984
Event	Michael Jordan Debut
Rarity	1 of 1 (PSA 5 Ticketron Stub)
Authentication	PSA
Grade	5

DESCRIPTION OF SERIES 1984 MICHAEL JORDAN DEBUT TICKET

Investment Overview

•Upon completion of the Series #MJTICKET Offering, Series #MJTICKET will purchase a 1984 Michael Jordan Debut Ticket graded PSA 5 as the Underlying Asset for Series #MJTICKET (The “Series 1984 Michael Jordan Debut Ticket” or the “Underlying Asset” with respect to Series #MJTICKET, as applicable), the specifications of which are set forth below.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season, during which time he led the Bulls to three NBA Championships. Jordan then retired from basketball to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards from 2001 to 2003, ending his NBA career.

•Michael Jordan’s debut game in the NBA took place on October 26, 1984, when The Chicago Bulls played against the Washington Bullets.

•The Underlying Asset is a 1984 Michael Jordan Debut Ticket graded PSA 5.

Asset Description

Overview & Authentication

•Michael Jordan was born on February 17, 1963, in Brooklyn, New York.

•Jordan was drafted third overall in the first round of the 1984 NBA Draft by the Chicago Bulls and made his NBA Debut on October 26, 1984.

•On September 12, 1984, Jordan signed his contract with the Bulls.

•Jordan’s first game was attended by 13,913 people at Chicago Stadium, where sellout capacity was then at 17,374. Jordan scored 16 points, seven assists, six rebounds, four blocks and two steals.  The Bulls won with a score of 109-93.

•In Jordan’s rookie season he played in all 82 games and averaged 28.2 points per game (3rd in the NBA), for which he was awarded Rookie of the Year.

•Over the course of his fifteen-year career, Jordan was named to 14 All Star Teams, 11 All-NBA Teams, and 9 All-Defensive Teams.

•Jordan was a 10-time Scoring Champion, 5-time MVP, 6-time NBA Finals-winner, for all of which he was awarded the NBA Finals MVP. He is a member of the NBA Hall of Fame.

•Jordan is the highest paid athlete of all time as of 2017, with $1,500,000,000 in lifetime earnings, most of which he earned through endorsements deals.

•In 2020, “The Last Dance,” a miniseries co-produced by ESPN Films and Netflix, was released. The documentary series revolved around the career of Michael Jordan, with an emphasis on his legendary competitiveness and one-of-a-kind firebrand leadership style.

•In “The Last Dance,” Rod Thorn said he would have picked Hakeem Olajuwon instead of Jordan if the Bulls had the first overall pick.

•The Underlying Asset has been issued a grade of 6 by Professional Sports Authenticators (PSA) with Certification No. 63960204.

Notable Features

•The Underlying Asset is a 1984 Michael Jordan Debut Ticket graded PSA 5.

•The Underlying Asset is 1 of 1 1984 Michael Jordan Debut Ticket Stub examples graded PSA 5 with none higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1984 Michael Jordan Debut Ticket
Sport	Basketball
Professional League	NBA
Player	Michael Jordan
Team	Chicago Bulls
Date	1984
Memorabilia Type	Stub
Event	Michael Jordan Debut
Date	October 26, 1984
Location	Chicago Stadium
Rarity	1 of 1 (PSA 5 Stub)
Authentication	Professional Sports Authenticators (PSA)
Grade	EX 5
Certification No.	63960204

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1984 Michael Jordan Debut Ticket going forward.

#MJTICKET | $160K

COMPARABLE ASSET VALUE

ASSET VALUE
+615.1%

TRANSACTIONS
5

#MJTICKET | *Visuals*

Sports Collectors Daily wrote in January 2021: "The market for collectible vintage sports tickets has never been hotter."

LAUNCH GALLERY ›

#MJTICKET | *Timeline*

Feb. 1963 — Michael Jeffrey Jordan is born in Brooklyn, New York to Delores and James Jordan.

Mar. 1982 — Down by a point with 15 seconds remaining in the NCAA National Championship, Jordan hits the game-winning jumper to secure the title, defeating Patrick Ewing's Georgetown Hoyas.

Jun. 1984 — The Chicago Bulls draft Michael Jordan with the 3rd overall pick of the 1984 NBA Draft.

Aug. 1984 — Jordan leads Team USA to an Olympic gold medal in Los Angeles.